Exhibit 1.1

VIPSHOP HOLDINGS LIMITED

1,140,000 American Depositary Shares

Representing

2,280,000 Ordinary Shares

UNDERWRITING AGREEMENT

[ ], 2014

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center,

2 Queen’s Road Central,

Hong Kong

and

Deutsche Bank Securities Inc.

60 Wall Street,

New York, NY 10005,

United States

As Representatives of the Several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

1.                                      Introductory.  The shareholders of Vipshop Holdings Limited, an exempted company incorporated in the Cayman Islands (“Company”), listed in Schedule B hereto (“Selling Shareholders”) agree, severally, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule A hereto (“Underwriters”), an aggregate of 1,140,000 American Depositary Shares (“ADSs”), each ADS representing two ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) of the Company, and, at the election of the Underwriters, up to an aggregate of 171,000 additional ADSs. The aggregate of 1,140,000 ADSs to be sold by the Selling Shareholders are hereinafter referred to as the “Firm Securities,” and the aggregate of up to 171,000 additional ADSs to be sold by the Selling Shareholders are hereinafter referred to as the “Optional Securities.”  Schedule B attached hereto lists the number of Firm Securities and maximum number of Optional Securities, if any, to be sold by each of the Selling Shareholders. The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Offered Shares”).

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of March 22, 2012 among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (“ADRs”) issued by the Depositary and evidencing the ADSs.

Concurrently with the issuance and offering of the Offered Securities, the Company is offering in an offering registered under the Act (as defined below) by means of a base prospectus as supplemented by a prospectus supplement US$400,000,000 aggregate principal amount of the Company’s [          ]% Convertible Senior Notes due 2019 (the “Notes”).  Goldman Sachs (Asia) L.L.C. and Deutsche Bank Securities Inc. are acting as underwriters (collectively the “Note Underwriters”) in the concurrent offering of the Notes.  The Company has granted the Notes Underwriters an option to purchase up to an additional US$60,000,000 aggregate principal amount of Notes.  The Company and the Note Underwriters will be entering into an underwriting agreement with respect to such concurrent offering.

2.                                      Representations and Warranties of the Company and the Selling Shareholders.

(A)                               The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)                                 The Company has filed with the Commission a registration statement on Form F-3 (File No. 333-194472), including a related prospectus or prospectuses (the “Base Prospectus”), covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendments and supplements thereto (but only to the extent such amendments or supplements, as the case may be, relate to the Offered Securities), any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  A registration statement on Form F-6 (File No. 333-180029) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”).  The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-35454) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.  For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus (including any preliminary prospectus supplement) or any amendment or supplement, or the Final Prospectus (as defined below) (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

For purposes of this Agreement:

“430B Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of the registration statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the registration statement pursuant to Rule 430B(f).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means [          ] P.M. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offered Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173) in connection with confirmation of sales of the Offered Securities, filed with the Commission pursuant to Rule 424(b).

“General Disclosure Package” means a Preliminary Prospectus, dated March 10, 2014, and each General Use Issuer Free Writing Prospectus and other information, if any, listed in Schedule C-1 to this Agreement.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in Schedule C-1 to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).  The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule C-2 to this Agreement.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities, taken as a whole.

“Preliminary Prospectus” means the Base Prospectus, as supplemented by the preliminary prospectus specifically relating to the Offered Securities, filed with the Commission pursuant to Rule 424(b).

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“NYSE”) (“Exchange Rules”).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b)                                 (i) (A) At their respective Effective Times, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the date of this Agreement and (D) on each Closing Date, each of the Registration Statement, the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b), and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c).

(c)                                  (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(d)                                 The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective not more than three years prior to the date of this Agreement.  If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  “Renewal Deadline” means the third anniversary of the initial effective date of the Registration Statement.

(e)                                  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.  The Company has not received any order suspending the effectiveness or use of the Registration Statement or the Preliminary Prospectus by the Commission and has not received a notice of any proceeding for that purpose or notice of any action instituted pursuant to Section 8A of the Act against the Company or related to the offering of the Offered Securities by the Commission, nor has any such proceeding or action been threatened by the Commission.  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)                                   As of the Applicable Time and as of each Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus stated in Schedule C-2 to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c).

(g)                                  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)                                 The documents incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                                     The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The third amended and restated memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.  Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives.

(j)                                    (a) The Company does not own or control, directly or indirectly, any corporation or entity other than (i) Vipshop International Holdings Limited (“Vipshop HK”), a wholly owned subsidiary of the Company incorporated in Hong Kong, (ii) Vipshop (China) Co., Ltd. (“Vipshop China”), an indirect subsidiary of the Company incorporated under the laws of the People’s Republic of China (the “PRC”), (iii) Vipshop (Kunshan) E-Commerce Co., Ltd. (“Vipshop Kunshan”), an indirect subsidiary of the Company incorporated under the laws of the PRC, (iv) Vipshop (Jianyang) E-Commerce Co., Ltd. (“Vipshop Jianyang”), an indirect subsidiary of the Company incorporated under the laws of the PRC, (v) Shanghai Pinzhong Commercial Factoring Co., Ltd. (“Shanghai Pinzhong”), an indirect subsidiary of the Company incorporated under the laws of the PRC, (vi) Guangzhou Pinwei Software Co., Ltd. (“Pinwei Software”), an indirect subsidiary of the Company incorporated under the laws of the PRC, (vii) Vipshop (Tianjin) E-Commerce Co., Ltd. (“Vipshop Tianjin”), an indirect subsidiary of the Company incorporated under the laws of the PRC, (viii) Guangzhou Vipshop Information Technology Co., Ltd. (“Vipshop Information”), a variable interest entity of the Company incorporated under the laws of the PRC, (ix) Lefeng.com Limited (“Lefeng”), a direct subsidiary of the Company incorporated in the Cayman Islands, (x) Lefeng.com E-trading Limited (“Lefeng BVI”), an indirect subsidiary of the Company incorporated in the British Virgin Islands, (xi) Lefeng.com E-commerce Co., Limited (“Lefeng HK”), an indirect subsidiary of the Company incorporated in Hong Kong, (xii) Lefeng (Shanghai) Information Technology Co., Ltd. (“Lefeng Shanghai”), an indirect subsidiary of the Company incorporated under the laws of the PRC and (xiii) such other corporation or entity as named in Schedule E hereof (the “Other PRC Entities”).  Vipshop HK, Vipshop China, Vipshop Kunshan, Vipshop Jianyang, Shanghai Pinzhong, Pinwei Software, Vipshop Tianjin, Vipshop Information, Lefeng, Lefeng BVI, Lefeng HK, Lefeng Shanghai and the Other PRC Entities shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.”  Other than (i) the equity interests in Vipshop HK, Vipshop China, Vipshop Kunshan, Vipshop Jianyang, Shanghai Pinzhong, Pinwei Software, Vipshop Tianjin, Lefeng, Lefeng BVI, Lefeng HK, Lefeng Shanghai and the Other PRC Entities, (ii) the equity interest in Ovation Entertainment Limited (“Ovation”), a company incorporated in the Cayman Islands, and (iii) the control over Vipshop Information, the Company does not own, directly or indirectly, any share capital or any other equity interests or long-term debt securities of, or otherwise control, any corporation, firm, partnership, joint venture, association or other entity.  (b) Each Controlled Entity has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. (c) All of the issued and outstanding share capital of Vipshop HK, Vipshop China, Vipshop Kunshan, Vipshop Jianyang, Shanghai Pinzhong, Pinwei Software, Vipshop Tianjin and the Other PRC Entities has been duly authorized and validly issued and is fully paid or partially paid as permitted by applicable PRC laws, and such share capital is owned, directly or indirectly, by the Company free from liens, encumbrances and defects. (d) All of the issued and outstanding share capital of Lefeng, Lefeng BVI, Lefeng HK and Lefeng Shanghai has been duly authorized and validly issued, fully paid and nonassessable, and the portion of such share capital owned, directly or indirectly, by the Company is free from liens, encumbrances and defects. (e) All of the issued and outstanding share capital of Vipshop Information has been duly authorized and validly issued and is fully paid, and such share capital is owned, directly or indirectly, by the individuals as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, free from liens, encumbrances and defects except such as disclosed therein.  Mr. Eric Ya Shen, Mr. Arthur Xiaobo Hong, Mr. Bin Wu and Mr. Xing Peng are citizens of the PRC, and no application is pending in any other jurisdiction by them or on their behalf for naturalization or citizenship.

(k)                                 The Offered Securities and all other outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding ordinary shares of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be validly issued, fully paid and nonassessable, and conform in all material respects to the description of such Offered Securities contained in the General Disclosure Package and the Final Prospectus; except as disclosed in the General Disclosure Package and the Final Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the Offered Shares, when issued and delivered against payment thereof, may be freely deposited by the Company (as Custodian (as defined below) on behalf of the Selling Shareholders) with the Depositary against issuance of the Offered Securities; the ADSs to be sold by the Selling Shareholders, when issued and delivered against payment thereof, will be freely transferable by the Selling Shareholders to or for the account of the

Underwriters; and except as disclosed in the General Disclosure Package, there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, the PRC or the United States.

(l)                                     (a) The description of each of the agreements under the caption “Related Party Transactions” in the Registration Statement, the General Disclosure Package and the Final Prospectus, to which any of Vipshop China, Vipshop Information and the shareholders of Vipshop Information is a party (collectively, the “VIE Agreements”), is fair and accurate in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed.  Each party of the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.  (b) The execution and delivery by Vipshop China, Vipshop Information and the shareholders of Vipshop Information of, and the performance by Vipshop China, Vipshop Information and the shareholders of Vipshop Information of, their respective obligations under, each of the VIE Agreements and the consummation by Vipshop China, Vipshop Information and the shareholders of Vipshop Information of the transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, Vipshop China, Vipshop Information and the shareholders of Vipshop Information, as the case may be, are a party or by which the Company, Vipshop China, Vipshop Information and the shareholders of Vipshop Information are bound or to which any of the properties or assets of the Company, Vipshop China, Vipshop Information and the shareholders of Vipshop Information are subject; (B) result in any violation of the provisions of constitutive documents or business licenses of the Company, Vipshop China and Vipshop Information, as the case may be; or (C) except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, Vipshop China, Vipshop Information and the shareholders of Vipshop Information or any of their properties.  (c) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the VIE Agreements is in proper legal form under the laws of the PRC for the enforcement thereof against Vipshop China, Vipshop Information and the shareholders of Vipshop Information, as the case may be, in the PRC without further action by Vipshop China, Vipshop Information and the shareholders of Vipshop Information, as the case may be; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements, except for the registration of the equity pledge contemplated under the VIE Agreements, which was completed.  (d)

The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Vipshop Information, as authorized by the shareholders of Vipshop Information to exercise their voting rights.

(m)                             The audited consolidated financial statements (and the related notes and schedules thereto) of the Company (whether included or incorporated by reference) in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act, and fairly present in all material respects the consolidated financial position of the Company and the Controlled Entities as of the dates indicated and the consolidated balance sheets, results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited financial results included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference therein.

(n)                                 All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus are true and accurate in all material respects.

(o)                                 Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements of the Company (whether included or incorporated by reference) in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no development or event that would have a Material Adverse Effect,  (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities taken as a whole, (iv) neither the Company nor any of the Controlled Entities has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(p)                                 Except as disclosed in the General Disclosure Package, the Company and the Controlled Entities have good and marketable title to all properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, any real property and buildings held under lease by each of the

Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Controlled Entities.

(q)                                 Except as disclosed in the General Disclosure Package, the Company and each of the Controlled Entities maintain insurance covering their respective properties, operations, personnel and businesses as is prudent and customary in business in which they are engaged; all such insurance is fully in force on the date hereof and will be fully in force on each Closing Date; neither the Company nor any of the Controlled Entities has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of the Controlled Entities, pending, outstanding, or to the best knowledge of the Company, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(r)                                    Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements specifically referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or, to the best knowledge of the Company after inquiry, by any other party to any such contract or agreement.

(s)                                   Except as disclosed in the General Disclosure Package, the Company and the Controlled Entities possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”) necessary or material to the conduct of the business now conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and have not received any notice of proceedings relating to the revocation or modification of any Licenses.

(t)                                    Neither the Company nor any of the Controlled Entities is (i) in violation of its respective charter or other constitutive documents, (ii) in violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Controlled Entities or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults under clauses (ii) or (iii) above that would not, individually or in the aggregate, result in a Material Adverse Effect.

(u)                                 Except for the uncertainties as disclosed in the General Disclosure Package, no consent, approval, authorization, or order of, or filing or registration with,

any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the issuance, offering and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(v)                                 The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Offered Securities hereunder and the deposit of the Offered Shares with the Depositary against issuance of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents in connection with this offering will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties or assets of the Company or any of the Controlled Entities is subject; (b) result in any violation of the provisions of the articles of association, business license or other constitutive documents of the Company or any of the Controlled Entities; and (c) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets, except, in the case of clauses (a) or (c) above, for such conflicts, breaches, violations or defaults that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(w)                               The Offered Securities have been approved for listing on the NYSE.

(x)                                 Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(A)(j) hereof.

(y)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(z)                                  The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of the ADSs specified therein and in the Deposit Agreement. The Deposit Agreement conforms in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(aa)                          Except as disclosed in the General Disclosure Package, all dividends and other distributions declared and payable on the ordinary shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and where they are to be paid from the Cayman Islands are freely transferred out of the Cayman Islands; all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any governmental authorization in the Cayman Islands.

(bb)                          Except as disclosed in the General Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.

(cc)                            No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Offered Shares by the Company, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Shares and the initial sale and delivery of the Offered Securities representing the Offered Shares to purchasers thereof by the Underwriters, (iii) the deposit of the Offered Shares with the Depositary and the Custodian (as defined below) and the issuance and delivery of the Offered Securities, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(dd)                          Neither the Company, any of the Controlled Entities nor any of their respective directors, officers, affiliates or controlling persons, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ee)                            The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Prospectus Supplement Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities”, “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.  The preceding sentence, insofar as it relates to statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Underwriting”, does not apply to information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(ff)                              Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.  The Company has obtained written consents for the use of such data from such sources to the extent required.

(gg)                            Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated. There are no legal or government proceedings that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and are not so described.

(hh)                          To the Company’s best knowledge after inquiry, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s Board of Directors (the “Board”) or in the Company.

(ii)                                  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(jj)                                The Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and does not expect to be classified as a PFIC for the taxable year ended December 31, 2014 or in the foreseeable future.

(kk)                          There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(ll)                                  The Company and the Controlled Entities own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the General Disclosure Package and the Final Prospectus, to the Company’s best knowledge, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Controlled

Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i), (iii) — (vi) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.

(mm)                  The Company has not sold, issued or distributed any ordinary shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(nn)                          The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(oo)                          No relationship, direct or indirect, exists between or among the Company or any of the Controlled Entities, on the one hand, and the directors, officers, or shareholders of the Company or any of the Controlled Entities, on the other, that is required by the Act to be described in the Registration Statement, the General Disclosure Package and Final Prospectus and that is not so described in such documents; the Company has not, directly or indirectly, including through any of the Controlled Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Controlled Entities, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Controlled Entities; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of the Controlled Entities, or any family member or affiliate of any director or executive officer, which loan was outstanding on December 31, 2013, that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation.

(pp)                          Deloitte Touche Tohmatsu, which has certified certain financial statements of the Company and the Controlled Entities, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and the U.S. Public Company Accounting Oversight Board and as required by the Act.

(qq)                          Except as disclosed in the General Disclosure Package, the Company, the Controlled Entities and the Board are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement.  The Company and each of the Controlled Entities maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the General Disclosure Package, since the end of the Company’s latest audited consolidated financial statements included or incorporated by reference in the General Disclosure Package, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr)                                The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Controlled Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(ss)                              The financial and statistical data other than the financial statements and related notes and schedules thereto contained in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented in all material respects and are prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included or incorporated by reference as required; the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(tt)                                Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Controlled Entities has any material obligation to provide or has not made the required payment for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities, or to any other person.

(uu)                          No material labor dispute with the employees of the Company or any of the Controlled Entities exists or, to the knowledge of the Company, is contemplated.  The Company is not aware of any existing, threatened or imminent material labor disturbance by the employees of any of the Company’s or the Controlled Entities’ courier companies that could have a Material Adverse Effect.

(vv)                          The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Registration

Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regard to such disclosure.

(ww)                      The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.  The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe in all respects all off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities.

(xx)                          There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. There are also no arrangements, agreements, understandings, payments or issuance with respect to the Company, the Controlled Entities, or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(yy)                          To the Company’s best knowledge, neither the Company nor any of the Controlled Entities is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(zz)                            All tax returns required to be filed by the Company or any of the Controlled Entities have been timely filed except for those tax returns the failure to file which does not and would not be reasonably expected to have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(aaa)                   Neither the Company nor any of the Controlled Entities or affiliates, nor any directors or officers, nor to the Company’s best knowledge, any employees, agents or representatives of the Company or of any of the Controlled Entities acting on the behalf of the Company or any of the Controlled Entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and the Controlled Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(bbb)                   The operations of the Company and the Controlled Entities are and have been conducted in compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ccc)                      (i) Neither the Company nor any of the Controlled Entities, nor any directors or officers, nor, to the knowledge of the Company, any employees, agents, affiliates or representatives of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that: (A) is or has been the subject or target of any economic or financial sanctions or trade embargoes administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority, each as amended, or any executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued pursuant to such authority, or pursuant to the Iran Sanctions Act, as amended (“ISA”); the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, or the U.S. Syria Accountability and Lebanese Sovereignty Act (collectively, “Sanctions”), or (B) is or has in the last five years been located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).  (ii) The Company and the Controlled Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ddd)                   The Registration Statements, the General Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement and the filing of the Registration Statements, the General Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statements, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(eee)                      Neither the Company nor any of the Controlled Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses other than the Acquisitions (as defined in Section 2(mmm) hereof).

(fff)                         Each of the Company and the Controlled Entities has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder that is to the Company’s knowledge directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(ggg)                      The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”) and any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (together with the M&A Rules, the “M&A Rules and Related Clarifications”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. The issuance and sale of the Offered Shares and the

Offered Securities, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated under the Transaction Documents, the Registration Statement and the General Disclosure Package are not and will not be, as of the date hereof and on each Closing Date, adversely affected by the M&A Rules and Related Clarifications.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Shares or the Offered Securities, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated under the Transaction Documents, the Registration Statement and the General Disclosure Package.

(hhh)                   The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the General Disclosure Package, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(iii)                               None of the Company, any of the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, PRC, New York State or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, any of the Controlled Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Controlled Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement and Section 7.6 of the Deposit Agreement.

(jjj)                            Except as disclosed in the General Disclosure Package, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; and (B) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law.  It is not necessary that the Transaction Documents, the Registration Statement, the General Disclosure Package, the Final Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(kkk)                   The Company has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities, other than any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule C-1 hereto.

(lll)                               There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

(mmm)       The Company’s acquisition of equity interests in Lefeng and Ovation (the “Acquisitions”) have been duly authorized and do not (A) contravene any provision of applicable law or statute, rule or regulation of any governmental agency having jurisdiction over the Company or any of its Controlled Entities or any of their properties, (B) contravene the articles of association, business license or other constituent documents of the Company or any of its Controlled Entities, or (C) conflict with or result in a breach of violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject.

(nnn)                   All governmental authorizations required in connection with the Acquisitions have been made or unconditionally obtained in writing, and no such governmental authorization has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

(ooo)                   Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(B)                               Each Selling Shareholder, severally and not jointly, represents and warrants as to and in respect of itself only to, and agrees with, the several Underwriters and the Company that:

(a)                                 Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Ordinary Shares underlying the ADSs to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder and to deposit with the Depositary the Ordinary Shares underlying the ADSs to be sold by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the ADSs to be sold by such Selling Shareholder on each Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the ADSs to be delivered by such Selling Shareholder on such Closing Date.

(b)                                 Certificates in negotiable form representing all of the Offered Shares to be represented by ADSs to be sold by such Selling Shareholder hereunder will be placed in custody under a custody agreement (the “Custody Agreement”) to be duly executed and delivered by or on behalf of such Selling Shareholder to the Company, as custodian (the “Custodian”) in the form set forth in Exhibit A attached hereto, and such Selling Shareholder has duly executed and delivered a Power of Attorney (the “Power of Attorney”) substantially in the form set forth in Exhibit B attached hereto, appointing the persons indicated therein, and each of them, as such Selling Shareholder’s attorney-in-fact (the “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 3 hereof, to authorize the delivery of the Ordinary Shares and ADSs to be sold by such Selling Shareholder hereunder and otherwise to act pursuant to the terms and conditions of the Power of Attorney on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

(c)                                  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement entered into by such Selling Shareholder and the Company, as Custodian, or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Shareholders, except such as have been obtained and made under the Act, such as may be required under state securities laws and such, the absence of which would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereunder.

(d)                                 The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Selling Shareholder Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the articles of association, business license or other constituent documents of such Selling Shareholder that is not a natural person, and (iii) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Selling Shareholder or any of its properties or assets, except, in the case of clauses (i) or (iii) above, for those that would not, individually or in the aggregate, result in a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereunder. A “Selling Shareholder Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Selling Shareholder.

(e)                                  The Custody Agreement with respect to such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and constitute valid and legally binding obligations of such Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)                                   The Power of Attorney constitutes a valid instrument granting the Attorney-in-Fact named in such Power of Attorney the power and authority stated therein, and permits the Attorneys-in-Fact to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney, and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(g)                                  On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact relating to such Selling Shareholder or omit to state any material fact necessary in order to make the statements therein relating to such Selling Shareholder, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall apply only to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by such Selling Shareholder consists of the statements relating to such Selling Shareholder in the section under the heading “Principal and Selling Shareholders” in the Final Prospectus.

(h)                                 The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material non-public information concerning the Company or any of the Controlled Entities that is not set forth the General Disclosure Package.

(i)                                     Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Offered Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or ADSs, in each case other than the then most recent preliminary prospectus.

(j)                                    This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(k)                                 There are no affiliations or associations between any member of FINRA and such Selling Shareholder; none of the proceeds received by such Selling Shareholder from the sale of the Offered Shares and ADSs to be sold by such Selling Shareholder hereunder will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(l)                                     There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(m)                             Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(n)                                 No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (A) the deposit by such Selling Shareholder of the Offered Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing the Offered Securities, (B) the delivery of such Offered Securities to or for the account of the Underwriters, (C) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, or (D) the execution and delivery of this Agreement.

(o)                                 The ADSs to be sold by such Selling Shareholder, when issued and delivered against payment therefor, will be freely transferable by such Selling Shareholder to or for the account of the several Underwriters; and there are no restrictions on subsequent transfers of such ADSs under the laws of the PRC, Cayman Islands, or the United States except as described in the General Disclosure Package.

(p)                                 Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities by such Selling Shareholder.

(q)                                 Except as disclosed in the General Disclosure Package, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company.

(r)                                    Such Selling Shareholder does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, except as disclosed in the General Disclosure Package.

(s)                                   Neither such Selling Shareholder, nor any director, officer, or employee of such Selling Shareholder, nor, to such Selling Shareholder’s best knowledge, any agent or representative of such Selling Shareholder acting on the behalf of such Selling Shareholder, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in order to assist the Company or any of its Controlled Entities in obtaining or retaining any business for or with, or directing business to, any person; and such Selling Shareholder has conducted its businesses in compliance with applicable anti-corruption laws.

(t)                                    The operations of such Selling Shareholder are and have been conducted in compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Selling Shareholder, threatened.

(u)                                 (i) Neither such Selling Shareholder, nor any director, officer, employee, nor, to the knowledge of such Selling Shareholder, agent, affiliate or representative of such Selling Shareholder, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any Sanctions, or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).  (ii) Such Selling Shareholder has

not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v)                                 Any certificate signed by any Attorney-in-Fact of such Selling Shareholder and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement will constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3.                                      Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $[          ] per ADS (the “Purchase Price”), that number of Firm Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Securities to be sold by the Selling Shareholders as the number of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

Executed transfer forms for the Offered Shares represented by the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreement.  Each Selling Shareholder agrees that the Offered Shares represented by the transfer forms held in custody for the Selling Shareholders under the Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Custodian will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company (as Custodian for the Selling Shareholders) at 10:00 A.M., New York City time, on [     ], 2014, or at such other time not later than seven full business days thereafter as the Representatives, the Company and the Custodian may determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price per ADS. The Selling Shareholders agree to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Shareholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company (as Custodian for the Selling Shareholders).

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public upon the terms and conditions set forth in the Final Prospectus.  It is further understood that the Offered Securities are to be offered to the public initially at $[          ] per ADS (the “Public Offering Price”).

5.                                      Certain Agreements of the Company and the Selling Shareholders.

(A)                               The Company agrees with the several Underwriters that:

(a)                                 The Company has filed or will file the Final Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement.  The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433, and will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request.  The Company will retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433.

(b)                                 The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request. As used herein, the “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172) in connection with the sale of the Offered Securities by any Underwriter or dealer.

(c)                                  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or the Final Prospectus (including any document incorporated by reference therein) at any time and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment or supplement to the Registration Statement has been filed or effective, (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (iii) of any request by the Commission or its staff for any amendment to the Registration Statement, for any amendment or supplement to the Final Prospectus or for any additional information or the receipt of any comments from the Commission relating to the Registration Statement, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the General Disclosure Package or the Final Prospectus or the institution or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the General Disclosure Package or the Final Prospectus or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(d)                                 If, at any time during the Prospectus Delivery Period, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(e)                                  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)                                   The Company will arrange for the qualification of the Offered Securities for offer and sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities.

(g)                                  During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR or makes such reports publicly available on the Company’s website, it is not required to furnish such reports or statements to the Underwriters.

(h)                                 [The Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders, as the case may be, under this Agreement, including but not limited to (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus and any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsels and accountants, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Shares and the Offered Securities for offer and sale under state or foreign securities laws as provided in Section 5(A)(f) hereof, (v) all costs and expenses incident to listing the Offered Securities on the NYSE and any registration thereof under the Exchange Act, (vi) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of The Depositary

Trust Company (“DTC”), (vii) the cost of printing ADRs corresponding to the Offered Securities, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with the printing and delivery of this Agreement, the agreement among Underwriters, any dealer agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Offered Securities, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (xi) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including reasonable fees and expenses of counsel) and (xii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. For the avoidance of doubt, the expenses paid by the Company incident to the performance of the obligations of the Selling Shareholders shall in no event include any underwriting discount and commissions payable in connection with the Offered Securities sold by each such Selling Shareholder and any and all costs and expenses charged by the Depositary in connection with the conversion of the Offered Shares sold by each such Selling Shareholder into ADSs.]

(i)                                     The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or any Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(j)                                    For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its ordinary shares or ADSs (“Lock-Up Securities”) without the prior written consent of the Representatives: (i) offer, issue, pledge, sell, contract to sell, contract to purchase or grant any option, right or warrant to purchase, or otherwise dispose of, directly or indirectly, any of the Lock-Up Securities or enter into a transaction which would have the same effect, (ii) enter into any swap, hedge or any other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act (iv) file any registration statement with the Commission relating to the offering of any Lock-Up Securities; or (v) publicly disclose the intention to make any offer, sale, pledge, disposition or filing, in each case regardless of whether any such transaction described above is to be settled by any of the Lock-Up Securities or such other securities, in cash or otherwise.  The restrictions described in the preceding sentence shall not apply to (A) the concurrent offering of the Notes and the issuance of the ADSs upon conversion of the Notes in accordance with the terms of the Notes, (B) the issuance of ordinary shares or the grant of options to purchase ordinary shares under the Company’s share incentive plan existing on the date hereof, and (C) the issuance by the Company of Lock-Up Securities upon the exercise of an option or a warrant or the conversion of a security outstanding on the date hereof of which the Representatives have been advised in writing or which is otherwise described in the Final Prospectus. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing, except for each of DCM V, L.P., DCM Affiliates Fund V, L.P., DCM Hybrid RMB Fund, L.P., Sequoia Capital China II, L.P., Sequoia Capital China Principals Fund II, L.P., Sequoia Capital China Partners Fund II, L.P., Sequoia Capital 2010 CV Holdco, Ltd. (collectively, the “DCM and Sequoia Entities”), where the Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representatives consent to in writing.

(k)                                 The Company will use its best efforts to maintain the listing of the Offered Securities on the NYSE.

(l)                                     The Company will, on or prior to each Closing Date, deposit the Offered Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.

(m)                             Upon reasonable request of any Underwriter in writing, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the offering of the Offered Securities.

(n)                                 The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands, (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any, and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(o)                                 The Company will comply with the SAFE Rules and Regulations, and will use its best efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder and option holders to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(p)                                 The Company agrees not to invest in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act, and (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations.  Neither the Company nor the Controlled Entities has any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(q)                                 The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley.

(r)                                    The Company agrees not to, and to cause the Controlled Entities not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.

(s)                                   The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the Offered Securities, in each case other than the Final Prospectus.

(t)                                    The Company agrees that in the event any of the shareholders of Vipshop Information is no longer a PRC citizen or has obtained citizenship or naturalization in any other jurisdiction, the Company will immediately (i) undertake and cause the transfer of shares of Vipshop Information owned by such shareholder to existing shareholders of Vipshop Information or such other persons who are PRC citizens and who do not have applications for naturalization pending in any other jurisdiction so as to comply with the terms of any Licenses necessary or material to the conduct of the business of the Company and the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (ii) cause the amendment and the execution and delivery of the relevant VIE Agreements so as to become valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms, and (iii) to complete any required filing or registration with any person (including any governmental agency or body or any court) pursuant to relevant PRC law, statutes or any order, rule or regulation of any PRC governmental agency and the VIE Agreements.

(B)                               Each Selling Shareholder, severally and not jointly, agrees with the several Underwriters that:

(a)                                 For the Lock-Up Period, such Selling Shareholder, subject to certain exceptions, will not, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of Lock-Up Securities, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives, or (iv) make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities. The Lock-Up Period with respect to the Selling Shareholders will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

(b)                                 Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(c)                                  Such Selling Shareholder agrees to notify promptly the Company and the Representatives any change in the information relating to such Selling Shareholder in the Registration Statement, the General Disclosure Package and the Final Prospectus at any time prior to the date on which the distribution of the Offered Securities as contemplated herein and in the Registration Statement, the General Disclosure Package and the Final Prospectus has been completed, as determined by the Representatives.

(d)                                 Such Selling Shareholder agrees to deliver or procure delivery to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or Form W-9, as applicable (or other applicable form or statement specified by United States Treasury Department regulations in lieu thereof).

(e)                                  Such Selling Shareholder agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the ADSs, in each case other than the Final Prospectus.

(f)                                   Such Selling Shareholder agrees to pay or cause to be paid all taxes, if any, on the transfer and sale of the Offered Shares and ADSs being sold by such Selling Shareholder. All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling

Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(g)                                  Such Selling Shareholder and/or its direct or indirect owners or controlling persons that is a PRC resident or PRC citizen will use its best efforts to comply with any applicable SAFE Rules and Regulations, including without limitation, completing any registration and other procedures required under applicable SAFE Rules and Regulations, and irrevocably authorizing the controlling person in writing, in accordance with applicable SAFE Rules and Regulations, to handle any registrations and other procedures required under applicable SAFE Rules and Regulations on their behalf.

(h)                                 Such Selling Shareholder agrees not to use any of the proceeds received by it from the sale of the Offered Shares and ADSs pursuant to this Agreement or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions, as defined in Section 2(A)(ccc) of this Agreement, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise), or in any manner that is not in compliance with applicable laws, rules and regulations of any governmental agency having jurisdiction over such Selling Shareholder including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the applicable regulation of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC.

(i)                                     Such Selling Shareholder agrees to pay or cause to be paid any underwriting discount and commissions payable in connection with the Offered Securities sold by such Selling Shareholder and any and all costs and expenses charged by the Depositary in connection with the conversion of the Offered Shares sold by such Selling Shareholder into ADSs.

6.                                      Free Writing Prospectuses. The Company and the Selling Shareholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company and the Selling Shareholders represent that they have treated and agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company and the Selling Shareholders represent that they have satisfied and agree that they will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.                                      Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date, as the case may be, will be subject to the condition that each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof and to the following additional conditions precedent:

(a)                                 The representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall be true and correct on the date hereof and on an as of each Closing Date, the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of each Closing Date and the Company and the Selling Shareholders have complied with all of the agreements, performed all of their obligations and satisfied all of the conditions hereunder on their part that are required to be complied with, performed or satisfied on or before each Closing Date.

(b)                                 No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with.

(c)                                  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Controlled Entities, taken as a whole, the effect of which in the sole judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(d)                                 There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the M&A Rules and Related Clarifications and laws, rules and regulations that would affect the validity and enforceability of the VIE Agreements, which in the sole judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities at the First Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement. There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any governmental agency before any governmental agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the VIE Agreements, the issuance and sales of the Offered Shares and ADSs, the listing and trading of the ADSs on the NYSE or the transactions contemplated by this Agreement and the Deposit Agreement the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(e)                                  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte Touche Tohmatsu, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the First Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)                                   The Representatives shall have received the opinions and disclosure letter, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company and the Selling Shareholders, in form and substance satisfactory to the Representatives.

(g)                                  The Company shall have received an opinion from Han Kun Law Offices, PRC counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.  A copy of such opinion shall have been provided to the Representatives with consent from such counsel.

(h)                                 The Representatives shall have received an opinion from Travers Thorp Alberga, Cayman Islands counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(i)                                     The Representatives shall have received from Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, such opinions and disclosure letter, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j)                                    The Representatives shall have received from Fangda Partners, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)                                 The Representatives shall have received one or more opinions of the Selling Shareholders’ local counsels, dated such Closing Date, in form and substance satisfactory to the Representatives.

(l)                                     The Representatives shall have received an opinion from White & Case LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives.

(m)                             The Company shall have furnished or caused to be furnished to the Representatives certificates of executive and principal financial or accounting officers of the Company, dated such Closing Date, satisfactory to the Representatives, in which such officers shall represent as follows: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (ii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission, (iii) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no development or event having a Material Adverse Effect, or any development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect except as set forth in the General Disclosure Package or as described in such certificate, and (iv) such other matters as the Representatives may reasonably request.

(n)                                 On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the directors, executive officers and existing shareholders of the Company (a list of which is set forth in Schedule D), each substantially in the form and substance set forth in Exhibit C-1 for the non-DCM and Sequoia Entities and Exhibit C-2 for the DCM and Sequoia Entities.

(o)                                 The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(p)                                 The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, certificates satisfactory to the Representatives evidencing the deposit with it of the Offered Shares being so deposited against issuance of the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(q)                                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(r)                                    No Issuer Free Writing Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representatives shall have objected in writing.

(s)                                   The Offered Securities shall have been approved to be listed on the NYSE.

(t)                                    Each Selling Shareholder shall have delivered to the Representatives a Power of Attorney and a Custody Agreement, each of which duly executed and in form and substance satisfactory to the Representatives.

(u)                                 The Representative shall have received a certificate, dated such Closing Date, of an Attorney-in-Fact of each Selling Shareholder in which the Attorney-in-Fact shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of such Closing Date; and such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(v)                                 The Representatives shall have received from the Custodian a United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

The Company and the Selling Shareholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on an Optional Closing Date which is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Securities shall be deemed terminated by the Company and the Selling Shareholders at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be, unless as otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 11 hereof.

Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                                      Indemnification and Contribution.  (a)                              The Company will indemnify and hold harmless each Underwriter and its affiliates, such Underwriter and affiliates’ respective partners, members, directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed upon that only such information furnished by any Underwriter consists of the information specified in Section 8(c) below.

(b)                                 Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; provided further that notwithstanding the generality of the foregoing, (i) each Selling Shareholder will only be liable pursuant to this section 8(b) to the extent that such loss, claim, damage, liability, action, litigation, investigation or proceeding arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such written information furnished by such Selling Shareholder consists of the statements relating to such Selling Shareholder in the section under the heading “Principal and Selling Shareholders” in the Registration Statement, the

General Disclosure Package, the Final Prospectus and the Issuer Free Writing Prospectus and (ii) the liability of each Selling Shareholder pursuant to this section 8(b) shall not exceed the product of (x) the number of ADSs sold by such Selling Shareholder to the Underwriters hereunder and (y) the Purchase Price as set out in this Agreement.

(c)                                  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, it being understood and agreed upon that only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and Final Prospectus furnished on behalf of each Underwriter: their respective names, the third and fourth paragraphs under the heading “Underwriting” and the paragraphs under the caption “Stabilization, Short Positions and Penalty Bids” under the heading “Underwriting”, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred.

(d)                                 Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offered Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint. Each

Selling Shareholder’s obligations in this section 8(e) to contribute are several and not joint with the other Selling Shareholders or the Company, and each Selling Shareholder shall not be required to contribute any amount in excess of the product of (x) the number of ADSs sold by such Selling Shareholder to the Underwriters hereunder and (y) the Purchase Price as set out in this Agreement. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9.                                      Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the First Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands or the PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands or the PRC authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the discretion of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the discretion the Representatives, impracticable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

10.                               Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this

Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Selling Shareholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.                               Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, Goldman Sachs (Asia) L.L.C., at 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, facsimile number: +852 2978-0440, Attention: General Counsel, and Deutsche Bank Securities Inc., at 60 Wall Street, New York, NY 10005 United States, facsimile number: +1 (212) 797-9344, Attention: Equity Capital Market Syndicate; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at No. 20 Huahai Street, Liwan District, Guangzhou 510370, PRC, Attention: Chief Financial Officer; or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to the care of the Company at the address of the Company set forth above, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.                               Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.  Eric Ya Shen or Donghao Yang will act as Attorney-in-Fact for the Selling Shareholders under the Power of Attorney in connection with such transactions, and any action under or in respect of this Agreement taken by Eric Ya Shen or Donghao Yang will be binding upon all the Selling Shareholders.

15.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.                               Absence of Fiduciary Relationship.  The Company and the Selling Shareholders acknowledge and agree that:

(a)                                 The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Shareholders on other matters;

(b)                                 The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company and the Selling Shareholders, including their respective shareholders, employees or creditors.

17.                               Currency.  The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18.                               Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

19.                               Applicable Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Selling Shareholders irrevocable and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Company and the Selling Shareholders irrevocably appointed Law Debenture Corporate Services Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company and the Selling Shareholders by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company and the Selling Shareholders in any such suit or proceeding.  The Company and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.  The Company and the Selling Shareholders irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders, one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

VIPSHOP HOLDINGS LIMITED

By:
Name:
Title:

THE SELLING SHAREHOLDERS NAMED IN SCHEDULE B ATTACHED HERETO

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule B attached hereto

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised

Goldman Sachs (Asia) L.L.C.
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
China Renaissance Securities (Hong Kong) Limited
Total	1,140,000	171,000

SCHEDULE B

Selling Shareholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold if Maximum Option Exercised
Elegant Motion Holdings Limited	483,477	72,523
High Vivacity Holdings Limited	130,435	19,565
Rapid Prince Development Limited	43,478	6,522
Golden Rich Enterprise Company Limited	130,435	19,565
Modern Choice Trading Limited	86,957	13,043
Crown Harvest Enterprise Limited	26,957	13,043
Zela Enterprises Limited	43,478	6,522
Yizhi Tang	86,957	13,043
Xiaohui Ma	34,783	5,217
Daniel Kao	13,043	1,957
Donghao Yang	60,000	—
Total	1,140,000	171,000

SCHEDULE C-1

General Use Free Writing Prospectuses (included in the General Disclosure Package)

1.                                      None.

Other Information Included in the General Disclosure Package

1.                                      Pricing Information:  US$[                ] per ADS

SCHEDULE C-2

Limited Use Free Writing Prospectuses (included in the General Disclosure Package)

None.

SCHEDULE D

List of Lock-Up Persons

Directors and Officers

Eric Ya Shen

Arthur Xiaobo Hong

Bin Wu

Jacky Yu Xu

Frank Lin

Xing Liu

Nanyan Zheng

Kathleen Chien

Donghao Yang

Chun Liu

Daniel Kao

Alex Jing Jiang

Maggie Mei Chuan Hung

Yizhi Tang

Simon Yanxiang Wei

Lily Fan

Tony Feng

Xianfeng Cai

Xiaohui Ma

Existing and Selling Shareholders

Elegant Motion Holdings Limited

High Vivacity Holdings Limited

Rapid Prince Development Limited

Advanced Sea International Limited

DCM V, L.P.

DCM Affiliates Fund V, L.P.

DCM Hybrid RMB Fund, L.P.

Sequoia Capital China II, L.P.

Sequoia Capital China Principals Fund II, L.P.

Sequoia Capital China Partners Fund II, L.P.

Sequoia Capital 2010 CV Holdco, Ltd.

Golden Rich Enterprice Company Limited

Modern Choice Trading Limited

Crown Harvest Enterprice Limited

Zela Enterprises Limited

SCHEDULE E

List of Other PRC Entities

Hubei Vipshop Logistics Co., Ltd.

Vipshop (Hubei) E-Commerce Co., Ltd.

Vipshop (Zhaoqing) E-Commerce Co., Ltd.

Vipshop (Zhuhai) E-Commerce Co., Ltd.

Vipshop (Foshan) E-Commerce Co., Ltd.

Chongqing Vipshop E-Commerce Co., Ltd.

Pinheng (Shanghai) E-Commerce Co., Ltd.

Guangzhou Vipshop Networks Technology Co., Ltd.

Guangzhou Pinxin Investment Holding Co., Ltd.

Chongqing Vipshop Investment Co., Ltd.

Exhibit A

CUSTODY AGREEMENT

Exhibit B

POWER OF ATTORNEY

Exhibit C-1

LOCK-UP AGREEMENT (NON-DCM AND SEQUOIA ENTITIES)

Exhibit C-2

LOCK-UP AGREEMENT (DCM AND SEQUOIA ENTITIES)